As filed with the Securities and Exchange Commission on December 15, 2025

Registration No. 333-195170

Registration No. 333-202677

Registration No. 333-210523

Registration No. 333-217686

Registration No. 333-217687

Registration No. 333-224959

Registration No. 333-231644

Registration No. 333-234697

Registration No. 333-254264

Registration No. 333-255941

Registration No. 333-263070

Registration No. 333-271103

Registration No. 333-286274

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-195170

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-202677

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-210523

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-217686

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-217687

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-224959

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-231644

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-234697

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-254264

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-255941

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-263070

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-271103

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-286274

Under

The Securities Act of 1933

CARISMA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2025616
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3675 Market Street, Suite 401 Philadelphia, PA	19104
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2009 Stock Incentive Plan

Amended and Restated 2014 Stock Incentive Plan

2014 Employee Stock Purchase Plan

CARISMA Therapeutics Inc. 2017 Stock Incentive Plan

Inducement Stock Option Awards

(Full title of the plan)

Steven Kelly

Interim Chief Executive Officer

Carisma Therapeutics Inc.

3675 Market Street, Suite 401

Philadelphia, PA 19104

(267) 491-6422

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Brian A. Johnson

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Telephone: (212) 230-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”) filed by Carisma Therapeutics Inc., a Delaware corporation (previously named Eleven Biotherapeutics, Inc. and Sesen Bio, Inc., the “Registrant”), with the Securities and Exchange Commission (the “SEC”) to deregister any and all shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

1.                   Registration Statement on Form S-8 (File No. 333-195170), filed with the SEC on April 9, 2014, registering 67,311 shares of Common Stock issuable under the Registrant’s Amended and Restated 2009 Stock Incentive Plan, 35,512 shares of Common Stock issuable under the Registrant’s 2014 Stock Incentive Plan (the “2014 Plan”) and 7,874 shares of Common Stock issuable under the Registrant’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”).

2.                   Registration Statement on Form S-8 (File No. 333-202677), filed with the SEC on March 12, 2015, registering 36,116 shares of Common Stock issuable under the 2014 Plan.

3.                   Registration Statement on Form S-8 (File No. 333-210523), filed with the SEC on March 31, 2016, registering 39,321 shares of Common Stock issuable under the 2014 Plan.

4.                   Registration Statement on Form S-8 (File No. 333-217686), filed with the SEC on May 5, 2017, registering 49,108 shares of Common Stock issuable under the 2014 Plan.

5.                   Registration Statement on Form S-8 (File No. 333-217687), filed with the SEC on May 5, 2017, registering 32,500 shares of Common Stock issuable under Inducement Stock Options granted on September 20, 2016 to certain employees.

6.                   Registration Statement on Form S-8 (File No. 333-224959), filed with the SEC on May 16, 2018, registering 69,405 shares of Common Stock issuable under the 2014 Plan, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the SEC on August 10, 2018, deregistering 14,287 of such shares of Common Stock issuable under the 2014 Plan previously registered under the Registration Statement.

7.                   Registration Statement on Form S-8 (File No. 333-231644), filed with the SEC on May 21, 2019, registering 55,118 shares of Common Stock issuable under the 2014 Plan and aggregate of 88,750 shares of Common Stock issuable under Inducement Stock Options granted on August 7, 2018 and December 3, 2018 to certain employees.

8.                   Registration Statement on Form S-8 (File No. 333-234697), filed with the SEC on November 14, 2019, registering 395,448 shares of Common Stock issuable under the 2014 Plan and an aggregate of 32,500 shares of Common Stock issuable under Inducement Stock Options granted on August 1, 2019 and September 3, 2019 to certain employees.

9.                   Registration Statement on Form S-8 (File No. 333-254264), filed with the SEC on March 15, 2021, registering 1,650 shares of Common Stock issuable under Inducement Stock Options granted on January 27, 2020 to certain employees.

10.                 Registration Statement on Form S-8 (File No. 333-255941), filed with the SEC on May 10, 2021, registering 600,000 shares of Common Stock issuable under the 2014 Plan and 115,000 shares of Common Stock issuable under the 2014 ESPP.

11.                 Registration Statement on Form S-8 (File No. 333-263070), filed with the SEC on February 28, 2022, registering an aggregate of 70,300 shares of Common Stock issuable under Inducement Stock Options granted between March 16, 2021 and January 24, 2022 to certain employees.

12.                 Registration Statement on Form S-8 (File No. 333-271103), filed with the SEC on April 4, 2023, registering 5,586,568 shares of Common Stock issuable under the Amended and Restated 2014 Stock Incentive Plan (which amended and restated the 2014 Plan), 278,432 shares of Common Stock issuable under the 2014 ESPP and 3,424,522 shares of Common Stock issuable under the Registrant’s 2017 Stock Incentive Plan with respect to options assumed by the Registrant pursuant to that certain Agreement and Plan of Merger and Reorganization (as amended), by and among the Registrant, CTx Operations, Inc. (formerly CARISMA Therapeutics Inc.) and Seahawk Merger Sub, Inc.

13.                 Registration Statement on Form S-8 (File No. 333- 286274), filed with the SEC on March 31, 2025, registering 1,670,004 shares of Common Stock issuable under the Amended and Restated 2014 Stock Incentive Plan (which amended and restated the 2014 Plan).

All share numbers set forth above reflect a 1-for-20 reverse stock split of Common Stock, that became effective on March 7, 2023.

The Registrant has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in Part II of each Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, by filing these Post-Effective Amendments, the Registrant hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to these Post-Effective Amendments, there will be no securities registered by the Company pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 15, 2025.

Carisma Therapeutics Inc.

By:	/s/ Steven Kelly
Name:	Steven Kelly
Title:	Interim Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.